Exhibit 99.1

FIRST CAPITAL, INC. ADDS FLEXIBILITY TO ITS STOCK REPURCHASE PROGRAM

CORYDON, Ind. August 29, 2025. The Board of Directors of First Capital, Inc. (NASDAQ: FCAP), the holding company for First Harrison Bank (the “Bank”), entered into a Joint Rule Rule 10b5-1/Rule 10b-18 Plan Agreement (the “Plan”) under which the Company’s designated broker will have the authority to repurchase up to 113,236 shares of common stock of the Company commencing on September 4, 2025 and expiring August 28, 2026, unless terminated earlier pursuant to the terms of the Plan. The Plan is intended to be administered in accordance with the terms of Rule 10b-18 and 10b5-1, which provide safe harbor from liability for stock manipulation and insider trading rules, respectively.

The Plan has been established in connection with the Company’s previously disclosed stock repurchase authorization (the “Repurchase Authorization”), which was approved by the Company’s Board of Directors on August 19, 2008, and authorized the repurchase of up to 240,467 shares of the Company’s common stock, as conditions warrant. As of August 29, 2025, 127,231 shares of Company common stock had been repurchased under the Repurchase Authorization. The timing and extent of the repurchases under the Plan are subject to Securities and Exchange Commission (the “SEC”) regulations as well as certain price, market volume and timing constraints specified in the Plan.

Michael C. Frederick, President and Chief Executive Officer, commented “We are excited to introduce additional flexibility into our existing stock repurchase plan, aligning it more closely with our long-term capital allocation strategy and reflecting our confidence in the Company’s value. This enhanced flexibility allows us to respond more dynamically to market conditions while continuing to deliver value to our shareholders. This decision reflects the Board’s strong belief in the Company’s strategic direction and long-term value creation.”

First Capital, Inc. is the holding company for First Harrison Bank. First Harrison currently has seventeen offices in the Indiana communities of Corydon, Edwardsville, Greenville, Floyds Knobs, Palmyra, New Albany, New Salisbury, Jeffersonville, Salem, Lanesville and Charlestown and the Kentucky communities of Shepherdsville, Mt. Washington and Lebanon Junction. Access to First Harrison Bank accounts, including online banking and electronic bill payments, is available anywhere with Internet access through the Bank’s website at www.firstharrison.com. For more information and financial data about First Capital, Inc., please visit Investor Relations at First Harrison Bank’s aforementioned website.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. Forward-looking statements are not historical facts nor guarantees of future performance; rather, they are statements based on the Company’s current beliefs, assumptions, and expectations regarding its business strategies and their intended results and its future performance.

Numerous risks and uncertainties could cause or contribute to the Company’s actual results, performance and achievements to be materially different from those expressed or implied by these forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; competition; the ability of the Company to execute its business plan; legislative and regulatory changes; the quality and composition of the loan and investment portfolios; loan demand; deposit flows; changes in accounting principles and guidelines; and other factors disclosed periodically in the Company’s filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release, the Company’s reports, or made elsewhere from time to time by the Company or on its behalf. These forward-looking statements are made only as of the date of this press release, and the Company assumes no obligation to update any forward-looking statements after the date of this press release.

Contact:

Joshua Stevens

Chief Financial Officer

812-738-1570